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                                                                      EXHIBIT 11


                                 MYR GROUP INC.
                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                             Year Ended December 31
                                                                     -------------------------------------
                                                                       1995            1994         1993
                                                                     --------        --------     --------
Primary income per share
------------------------
Income from continuing operations                                    $  3,429        $  2,329     $  1,633
                                                                     --------        --------     --------
Weighted average number of common shares
  outstanding during the period                                         3,174           3,179        3,237

Add - common equivalent shares (determined  using the
      "treasury stock" method)  representing shares
      issuable upon exercise of the common stock equivalents              226             155          136
                                                                     --------        --------     --------
Weighted average number of shares for income per common share           3,400           3,334        3,373
                                                                     --------        --------     --------
Primary income per share before  discontinued operations             $   1.01        $    .70     $    .48
                                                                     ========        ========     ========
Loss from discontinued operations                                    $      -        $   (150)    $      -
                                                                     ========        ========     ========
Net income                                                           $  3,429        $  2,179     $  1,633
                                                                     ========        ========     ========
Primary income per common share                                      $   1.01        $    .65     $    .48
                                                                     ========        ========     ========


Fully Diluted income per share
------------------------------
Income from continuing operations                                    $  3,429        $  2,329     $  1,633

Add interest on convertible subordinated notes, net of tax                237             N/A          N/A
                                                                     --------        --------     --------
                                                                     $  3,666        $  2,329     $  1,633
                                                                     --------        --------     --------
Weighted average number of common
  shares outstanding during the year                                    3,174           3,179        3,237

Add
- Common equivalent shares (determined using the "treasury stock"
  method) representing shares issuable upon exercise of common
  stock equivalents                                                       244             155          136

- Shares assumed converted from
  convertible subordinated notes                                          600             N/A          N/A
                                                                     --------        --------     --------
  Weighted average number of shares for fully diluted
  income per common share                                               4,018           3,334        3,373
                                                                     --------        --------     --------
Fully diluted earnings before discontinued operation per
 common share                                                        $    .91        $    .70     $    .48
                                                                     ========        ========     ========
Loss from discontinued operations                                    $      -        $   (150)    $      -
                                                                     ========        ========     ========
Net income                                                           $  3,666        $  2,179     $  1,633
                                                                     ========        ========     ========
Fully diluted income per common share                                $    .91        $    .65     $    .48
                                                                     ========        ========     ========


Note: All shares and per share data have been adjusted for the four-for-three stock split in the form of a stock dividend in December 1995.




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